EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 25, 2013 in the Amendment No. 2 to the Registration Statement (File No. 333-188046) and related Prospectus of Guggenheim Defined Portfolios, Series 1040.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 25, 2013